Exhibit 23.3

北京市朝阳区东三环中路5号财富金融中心57层5705室 邮政编码100020

Suite 5705, 57th Floor, Fortune Financial Center, 5 East 3rd Ring Road, Chaoyang District, Beijing 100020, PRC

电话/Tel: +(8610)6530 9989

网址/Web: http://www.pacgatelaw.com

January 6, 2023

To: MingZhu Logistics Holdings Limited (the “Company”)

27F, Yantian Modern Industry Service Center

No. 3018 Shayan Road, Yantian District

Shenzhen, Guangdong, People’s Republic of China 518081

Dear Sirs,

We consent to the references to our firm in the Company’s registration statement on Form F-3 filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2022 (together with any future amendments or supplements thereto, the “Registration Statement”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

By：	/s/ PacGate Law Group
PacGate Law Group